Exhibit (g)

GLOBAL

CUSTODIAL SERVICES AGREEMENT

MIRAE ASSET DISCOVERY FUNDS

GCSA 2000 NY - V.11.9.2002 (Neg)

Mirae Asset Discovery Funds

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	ESTABLISHMENT OF ACCOUNTS	2

3.	CUSTODY ACCOUNT PROCEDURES	3

4.	CASH ACCOUNT PROCEDURES	3

5.	INSTRUCTIONS	3

6.	PERFORMANCE BY THE CUSTODIAN	4

7.	TAX STATUS/WITHHOLDING TAXES	5

8.	USE OF THIRD PARTIES	5

9.	RULE 17f-5 AND RULE 17f-7 RESPONSIBILITIES	6

10.	REPRESENTATIONS	8

11.	SCOPE OF RESPONSIBILITY	8

12.	SUBROGATION	9

13.	INDEMNITY	10

14.	LIEN AND SET OFF	10

15.	FEES AND EXPENSES	10

16.	CITIGROUP ORGANISATION INVOLVEMENT	11

17.	RECORDS AND ACCESS	11

18.	INFORMATION	11

19.	ADVERTISING	11

20.	TERMINATION.	11

21.	GOVERNING LAW AND JURISDICTION	12

22.	MISCELLANEOUS	12

	SIGNATURES	14

Schedules:

•

Fund Appendix

•

Fee Schedule

GCSA 2000 NY - V.11.9.2002 (Neg)

Mirae Asset Discovery Funds

THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made on                                         , 20    , by and between Mirae Asset Discovery Funds, a statutory trust organised under the laws of Delaware, United States of America, (the “Client ”), and Citibank, N.A., acting through its offices located in New York (the “Custodian”).

WHEREAS, the Custodian represents to the Client that it is eligible to serve as a custodian for a management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”),

WHEREAS, the Client is a management investment company registered under the 1940 Act,

WHEREAS, the Client wishes to appoint the Custodian as the custodian for the Funds (as defined below) in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed to act as custodian for such Funds, and

WHEREAS, the Board of Trustees of the Client (the “Board”) has approved the appointment of the Custodian as “Foreign Custody Manager,” as such term is defined in Rule 17f-5 under the 1940 Act, of the Funds, and the Custodian has agreed to assume the responsibilities of a Foreign Custody Manager under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.

DEFINITIONS AND INTERPRETATION

(A)

Definitions.

“Authorised Person” means the Client or any person (including any individual or entity) authorised by the Client to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) in a notice reasonably acceptable to the Custodian.

“Cash” means all cash or cash equivalents in any currency received and held on the terms of this Agreement.

“Citigroup Organisation” means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner.  For purposes of this Agreement, each branch of Citibank, N.A. shall be a separate member of the Citigroup Organisation.

“Clearance System” means any clearing agency, settlement system or depository (including any entity that acts as a system for the central handling of Securities in the country where it is incorporated or organised or that acts as a transnational system for the central handling of Securities) used in connection with transactions relating to Securities and any nominee of the foregoing.

“Commission” means the U.S. Securities and Exchange Commission.

 “Domestic Subcustodian” shall mean any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, that acts on behalf of the Custodian as custodian for one or more Funds, as a Subcustodian for purposes of holding cash, securities and other assets of such Funds and performing other functions of the Custodian within the United States.

“Fee Schedule” means the schedule referred to in Section 15, as annexed hereto.

“Foreign Subcustodian” shall mean (i) any bank, trust company, or other entity meeting the requirements of an "eligible foreign custodian" under the rules and regulations under Section 17(f) of the 1940 Act or by order of the Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of one or more Funds as a Subcustodian for purposes of holding cash, securities and other assets of such Fund(s) and performing other functions of the Custodian in countries other than the United States, or any other entity otherwise appointed by the Custodian as a Subcustodian as identified pursuant to Section 9(A) of this Agreement.

“Fund” means the fund or funds listed in the Fund Appendix to this Agreement, as such Fund Appendix may be amended or supplemented from time to time by agreement between the parties hereto.

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“Instructions” means any and all instructions (including approvals, consents and notices) received by the Custodian from, or reasonably believed by the Custodian to be from, any Authorised Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Custodian.

“Securities” means any financial asset (other than Cash) from time to time held for the Client on the terms of this Agreement.

“Subcustodian” means any duly appointed Domestic Subcustodian or Foreign Subcustodian.

“Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash, (ii) the transactions effected under this Agreement or (iii) the Client; provided that “Taxes” does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

(B)

Interpretation.

References in this Agreement to schedules shall be deemed to be references to schedules, the terms of which shall be incorporated into and form part of this Agreement.

2.

ESTABLISHMENT OF ACCOUNTS

(A)

Accounts.  The Client authorises the Custodian to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts (the “Custody Account”) in the name of each Fund and (ii) a cash account or accounts (the “Cash Account”) in the name of each Fund.  The Custody Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for Cash.

(B)

Acceptance of Securities and Cash.  The Custodian will determine in its reasonable discretion whether to accept (i) for custody in the Custody Account, Securities of any kind and (ii) for deposit in the Cash Account, Cash in any currency from the Client and the Client shall specify to which Fund such Securities or Cash shall be allocated.

(C)

Designation of Accounts.

(i)

Each Custody Account will be in the name of a Fund or such other name as the Client, on behalf of a Fund, may reasonably designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian’s assets.

(ii)

Each Cash Account will be in the name of a Fund or such other name as the Client, on behalf of a Fund, may reasonably designate and will be held by the Custodian as banker.

(D)

Segregation.

(i)

To the extent reasonably practicable, the Custodian will hold Securities with a Subcustodian only in an account which holds exclusively assets held by the Custodian for its customers.  The Custodian will direct each Subcustodian to identify on its books that Securities are held for the account of the Custodian as custodian for its customers.  The Custodian will direct each Subcustodian, to the extent practicable, to hold Securities in a Clearance System only in an account of the Subcustodian which holds exclusively assets held by the Subcustodian for its customers.

(ii)

Any Securities deposited by the Custodian with a Subcustodian will be subject only to the instructions of the Custodian, and any Securities held in a Clearance System for the account of a Subcustodian will be subject only to the instructions of the Subcustodian.

(iii)

The Custodian shall require the Subcustodian to agree that Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favour of the Subcustodian.

(E)

Registration of Physical or Certificated Securities.  Domestic securities held directly by the Custodian or a Domestic Subcustodian in physical or certificated form (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Client on behalf of the Fund or of any nominee of the Custodian which shall be used exclusively for registration of securities held by the Custodian as custodian for custody or trust clients, or in the name or nominee name of any agent appointed by the Custodian or in the name or nominee name of any Domestic Subcustodian appointed pursuant to this Agreement.

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Mirae Asset Discovery Funds

All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in “street name” or other good delivery form.  If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

The foreign physical or certificated securities held directly by a Foreign Subcustodian (other than bearer securities) shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Foreign Subcustodian or in the name of any nominee of the foregoing, and the Client on behalf of such Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Subcustodian shall not be obligated to accept securities on behalf of a Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

3.

CUSTODY ACCOUNT PROCEDURES

(A)

Credits to the Custody Account.  The Custodian is not obligated to credit Securities to the Custody Account before receipt of such Securities by final settlement.

(B)

  Debits to the Custody Account.  If the Custodian has received Instructions that would result in the delivery of Securities exceeding credits to the Custody Account for that Security, the Custodian may reject the Instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

(C)

Denomination of Securities.  The Client shall bear the risk and expense associated with investing in Securities denominated in any currency.

4.

CASH ACCOUNT PROCEDURES

(A)

Credits and Debits to the Cash Account.  The Custodian is not obliged to make a credit or debit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds.  If the Custodian makes a credit or debit before such receipt, the Custodian may at any time reverse all or part of the credit or debit (including any interest thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, require repayment of any amount corresponding to any debit.

(B)

Debit Balances in the Cash Account.  The Custodian is not obliged to make any debit to the Cash Account which might result in or increase a debit balance.  The Custodian may make any debit to the Cash Account even if this results in (or increases) a debit balance.  If the total amount of debits to the Cash Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Cash Account, the Custodian may decide which debits it will make (in whole or in part and in the order it selects).

(C)

Payments.  The Custodian may at any time cancel any extension of credit.  The Client will transfer to the Custodian on closure of the Cash Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance on the Cash Account or any other extension of credit and any interest, fees and other amounts owed.

(D)

Foreign Currency Risks.  The Client shall bear the risk and expense associated with Cash denominated in any currency.

5.

INSTRUCTIONS

The Custodian is entitled to rely and act upon Instructions of any Authorised Person until the Custodian has received notice of any change from the Client and has had a reasonable time to note and implement such change.  The Custodian is authorised to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i)

The Client and the Custodian will comply with security procedures designed to verify the origination of Instructions.

(ii)

The Custodian is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client, and the Custodian may act on any Instruction by reference to an account number only, even if any account name is provided.

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Mirae Asset Discovery Funds

(iii)

The Custodian may act on an Instruction if it reasonably believes it contains sufficient information.

(iv)

The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorisation, origination or compliance with any security procedures and will promptly notify the Client of its decision.

(v)

If the Custodian acts on any Instruction sent manually (including facsimile or telephone), then, if the Custodian complies with the security procedures, the Client will be responsible for any loss the Custodian may incur in connection with that Instruction. The Client expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.  Instructions provided by facsimile transmission or by telephone or other oral communication by any Authorised Person shall be subject to a commercially reasonable authentication procedure, such as a call back, except to the extent the Custodian and the Client otherwise agree.

(vi)

Instructions are to be given in the English language.

(vii)

The Custodian is obligated to act on Instructions only within applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

(viii)

In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously.  Accordingly, notwithstanding the Client’s Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market.

6.

PERFORMANCE BY THE CUSTODIAN

(A)

Custodial Duties Requiring Instructions.  The Custodian shall carry out the following actions only upon receipt of and in accordance with specific Instructions:

(i)

make payment for and/or receive any Securities or deliver or dispose of any Securities except as otherwise specifically provided for in this Agreement, and exchange, convert or deliver any Securities in connection with any mandatory corporate action;

(ii)

deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with Securities; and

(iii)

carry out any action affecting Securities or the Custody Account or Cash or the Cash Account other than those specified in Section 6(B) below, but in each instance subject to the agreement of the Custodian.

(B)

Non-Discretionary Custodial Duties.  Absent a contrary Instruction, the Custodian shall carry out the following without further Instructions:

(i)

in the Client’s name or on its behalf, sign any affidavits, certificates of ownership and other certificates and documents relating to Securities which may be required (i) to obtain any Securities or Cash or (ii) by any tax or regulatory authority;

(ii)

collect, receive, and/or credit the Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of Securities and any capital arising out of or in connection with Securities (including all Securities received by the Custodian as a result of a stock dividend, bonus issue, share sub-division or reorganisation, capitalisation of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii)

exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

(iv)

notify the Client of notices, circulars, reports and announcements which the Custodian has received, in the course of acting in the capacity of custodian, concerning Securities held on a Fund’s behalf that require discretionary action;

(v)

make any payment by debiting the Cash Account or any other designated account of a Fund with the Custodian as required to effect any Instruction; and

(vi)

attend to all non-discretionary matters in connection with anything provided in this Section 6(B) or any Instruction.

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Mirae Asset Discovery Funds

7.

TAX STATUS/WITHHOLDING TAXES

(A)

Information.  The Client will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client’s and/or the underlying beneficial owner’s tax status or residence.  Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(B)

Payment.  If any Taxes become payable with respect to any payment to be made to the Client, such Taxes will be payable by the Client and the Custodian may withhold the Taxes from such payment.  The Custodian may withhold any Cash held or received with respect to the Cash Account and apply such Cash in satisfaction of such Taxes.  If any Taxes become payable with respect to any prior payment made to the Client by the Custodian, the Custodian may withhold any Cash in satisfaction of such prior Taxes.  The Client shall remain liable for any deficiency.

(C)

Tax Relief.  In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided the Client provides to the Custodian such documentation and information as to it or its underlying beneficial owner clients as is necessary to secure such tax relief.  However, in no event shall the Custodian be responsible, or liable, for any Taxes resulting from the inability to secure tax relief, or for the failure of any Client or beneficial owner to obtain the benefit of credits, on the basis of foreign taxes withheld, against any income tax liability.

8.

USE OF THIRD PARTIES

(A)

General Authority.

(i)

The Custodian is hereby authorised to appoint Subcustodians and administrative support providers as its delegates and to use or participate in market infrastructures and Clearance Systems to perform any of the duties of the Custodian under this Agreement.

(ii)

Subcustodians are those persons utilised by the Custodian for the safe-keeping, clearance and settlement of Securities.  Each Subcustodian shall be a Domestic Subcustodian or Foreign Subcustodian.

(iii)

Administrative support providers are those persons utilised by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

(iv)

Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services.  Market infrastructures are not delegates of the Custodian.

(v)

Securities deposited with Clearance Systems hereunder will be subject to the laws, rules, statements of principle and practices of such Clearance Systems.  Clearance Systems are not delegates of the Custodian.

(B)

Responsibility.

(i)

The Custodian shall act in good faith and use reasonable care in the selection and continued appointment of Subcustodians and administrative support providers.  The Custodian shall monitor each Subcustodian on a continuing basis and shall take all reasonable actions to ensure that each such Subcustodian performs all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian.  In the event that the Custodian determines that a Subcustodian has failed to substantially perform its obligations thereunder, the Custodian shall promptly notify each applicable Fund of such failure to perform where the Custodian reasonably determines that such failure to perform has an adverse affect on any cash or Securities of a Fund or otherwise affects the Custodian’s determination under Section 9(B)of this Agreement.

(ii)

The Custodian may deposit or procure the deposit of Securities with any Clearance System as required by law, regulation or best market practice.  The Custodian has no responsibility for selection or appointment of, or for performance by, any Clearance System or market infrastructure.

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(iii)

Notwithstanding the foregoing and pursuant to Section 11, the Custodian shall be responsible for the negligence, wilful default, wilful misconduct or fraud of any branch or subsidiary of the Custodian that is a subcustodian or administrative support provider.

(C)

Shareholders Voting.  The Custodian’s only obligation in regard to any matter where the Client may exercise shareholder voting rights will be to provide shareholder voting services as specified in a separate proxy services letter between the Custodian and the Client.

9.

RULE 17f-5 AND RULE 17f-7 RESPONSIBILITIES

(A)

General.  References in this Section 9 to Section 17(f), Rule 17f-5 or Rule 17f-7 or to specific provisions thereof refer to Section 17(f), Rule 17f-5 and Rule 17f-7 under the 1940 Act, respectively, and the provisions thereof.

The Custodian agrees that any Foreign Subcustodian will be a bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) or a “Qualified Foreign Bank” meeting the requirements of an “Eligible Foreign Custodian” as specified in Rule 17f-5.

Notwithstanding anything else in this Agreement, the Custodian may appoint a Foreign Subcustodian that is not a bank as defined in Section 2(a)(5) of the 1940 Act or an Eligible Foreign Custodian where the Custodian has determined that custody arrangements in a jurisdiction do not permit the appointment of a bank, as defined above, or an Eligible Foreign Custodian, or no such bank or Eligible Foreign Custodian is reasonably available to provide custodial services in that jurisdiction.  The Custodian will give the Client prior notice of the appointment of any such Subcustodian before holding any of the Client’s Securities with the Subcustodian, and the Custodian will not be the Foreign Custody Manager, as defined below, with regard to the Subcustodian.  The Client’s Instruction to receive, settle or hold any Securities in any jurisdiction where the Custodian has identified any Subcustodian as not being a bank, as defined above, or an Eligible Foreign Custodian, shall constitute the Client’s acceptance of the use of the Subcustodian.

(B)

Foreign Custody Manager.  In addition to the duties and obligations of the Custodian under this Agreement, with respect to Securities and Cash in jurisdictions as the Custodian provides custody services under this Agreement for the Client, the Client desires to have the Custodian assume and discharge the responsibility of the Board to select, contract with and monitor certain custodians of non-U.S. assets of the Client held by the Custodian pursuant to this Agreement.  The Custodian agrees to accept the delegation and to perform the responsibility as provided in this Section 9 of the Agreement.

Therefore, the Client, on behalf of the Board, hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3), in respect to the Client’s Foreign Assets (as defined in Rule 17f-5(a)(2)) held from time to time by the Custodian with any Foreign Subcustodian that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(1)).

As Foreign Custody Manager, the Custodian shall:

(1)

Subject to this Section 9, select Eligible Foreign Custodians to serve as foreign custodians and place and maintain the Client’s Foreign Assets with such foreign custodians;

(2)

in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)- (iv);

(3)

enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;

(4)

determine that the written contract with each Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedures satisfy the requirements of Rule 17f-5(c)(2);

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(5)

provide written reports (x) notifying the Board of the placement of Foreign Assets with each Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with an Eligible Foreign Custodian;

(6)

upon the request of the Board, make itself available to report to the Board in person at its quarterly Board meetings, or at such other times as the Board may from time to time require;

(7)

monitor the continued appropriateness of (x) maintaining the Foreign Assets with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the Foreign Assets reasonable care, the Custodian shall promptly so advise the Client and shall then act in accordance with Instructions (as defined in the Agreement) with respect to the disposition of the Foreign Assets; and

(8)

exercise such reasonable care, prudence and diligence in serving as the Foreign Custody Manager as the Custodian exercises in performing its responsibility under this Agreement for the safekeeping of the Client’s Securities and Cash.

Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in this Agreement for loss or damage suffered by the Client from an act of negligence or willful misconduct on the part of the Custodian.

Nothing in this Agreement shall require the Custodian to make any selection on behalf of the Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country’s financial infrastructure and prevailing settlement practices.  The Custodian agrees to provide to the Client such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to customers with regard to such countries and risk.

(C)

Eligible Securities Depositories.

(i)

The Custodian, directly or through a Subcustodian,  may deposit and/or maintain assets of the Client that consist of Foreign Assets (as defined in Rule 17f-5) only in a Clearance System located outside of the United States of America that the Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an Eligible Securities Depository, as defined therein. In such manner as the Custodian deems reasonable, the Custodian shall give the Client prompt notice of any material change known to the Custodian that would adversely affect the Custodian’s determination that a Clearance System is an Eligible Securities Depository.

(ii)

The Custodian shall provide the Client (or its duly authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by the Custodian) of the custody risks associated with maintaining securities with each Eligible Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A).  The Custodian shall monitor such custody risks on a continuing basis and in such manner as the Custodian deems reasonable, shall promptly notify the Client (or its duly authorized investment manager or investment adviser) of any material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

(iii)

The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in this Section 9(C) as the Custodian exercises in performing its other responsibilities under this Agreement.

(iv)

In performing its obligations, the Custodian may obtain information from sources the Custodian believes to be reliable, but the Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information.  The Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other Clearance System or any existing or proposed standards for securities depositories.

(v)

The Custodian shall notify the Client in the event a Clearance System that is a securities depository ceases to be an Eligible Securities Depository, and upon the receipt of Instructions, the Custodian shall withdraw securities from such Eligible Securities Depository to the extent and as soon as reasonably practicable; provided, however, that the Custodian shall have no obligation to obtain, safekeep or provide any services in respect of any certificated or physical security in any jurisdiction where the Custodian does not offer or provide such services generally to customers within that jurisdiction.

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(D)

Termination.

(i)

The Board’s delegation of the Custodian as Foreign Custody Manager may be terminated upon written notice to the Custodian.  Termination shall become effective thirty (30) days after receipt of such notice by the Custodian.

(ii)

The Custodian may terminate its acceptance of this delegation in regard to acting as Foreign Custody Manager or its obligation to make the determination or provide the analysis and monitoring in regard to Eligible Securities Depositories upon ninety (90) days written notice to the Client.

10.

REPRESENTATIONS

(A)

General.  The Client and the Custodian each represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)

It is duly organised and in good standing in every jurisdiction where it is required so to be;

(ii)

It has the power and authority to sign and to perform its obligations under this Agreement;

(iii)

This Agreement is duly authorised and signed and is its legal, valid and binding obligation;

(iv)

Any consent, authorisation or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

(v)

Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

(vi)

Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.

(B)

Client.  The Client also represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)

It has authority to deposit the Securities received in the Custody Account and the Cash in the Cash Account and there is no claim or encumbrance that adversely affects any delivery of Securities or payment of Cash made in accordance with this Agreement;

(ii)

Where it acts as an agent on behalf of any of its own customers, whether or not expressly identified to the Custodian from time to time, any such customers shall not be customers or indirect customers of the Custodian; and

(iii)

It has not relied on any oral or written representation made by the Custodian or any person on its behalf.

11.

SCOPE OF RESPONSIBILITY

(A)

Standard of Care. The Custodian shall exercise reasonable care, diligence, and prudence of a professional custodian for hire in carrying out all of these duties and obligations.

(B)

Limitations on Losses.  The Custodian will not be responsible for any loss or damage suffered by the Client unless the loss or damage results from the Custodian’s negligence, wilful default, wilful misconduct or fraud or the negligence, wilful default, wilful misconduct or fraud of its nominees or any Subcustodian; in the event of such negligence or wilful misconduct the liability of the Custodian in connection with the loss or damage will not exceed (i) the lesser of replacement of any Securities or the market value of the Securities to which such loss or damage relates at the time the Client reasonably should have been aware of such negligence or wilful misconduct and (ii) replacement of Cash, plus (iii) compensatory interest up to that time at the rate applicable to the base currency of the Cash Account.  Under no circumstances will the Custodian be liable to the Client for consequential loss or damage, even if advised of the possibility of such loss or damage.

(C)

Limitations on the Custodian’s Responsibility.

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(i)

General.  The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given in accordance with this Agreement.  The Custodian shall have no implied duties or obligations.

(ii)

Sole Obligations of the Custodian.  The Client understands and agrees that (i) the obligations and duties of the Custodian will be performed only by the Custodian and are not obligations or duties of any other member of the Citigroup Organisation (including any branch or office of the Custodian) and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and, except as provided by law, do not extend to any other member of the Citigroup Organisation.

(iii)

No Liability for Third Parties.  Except as provided in Section 8 and Section 11(B) hereof, the Custodian is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any Clearance System, broker, counterparty or issuer of Securities.

(iv)

Performance Subject to Laws.  The Client understands and agrees that the Custodian’s performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or Cash are held.

(v)

Prevention of Performance.  The Custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of funds credited to the Cash Account) if such performance is prevented, hindered or delayed by a Force Majeure Event, in such case its obligations will be suspended for so long as the Force Majeure Event continues.  “Force Majeure Event” means any event due to any cause beyond the reasonable control of the Custodian, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.

(vi)

Client’s Reporting Obligations.  The Client shall be solely responsible for all filings, tax returns and reports on any transactions in respect of Securities or Cash or relating to Securities or Cash as may be required by any relevant authority, whether governmental or otherwise.

(vii)

Validity of Securities.  The Custodian shall exercise reasonable care in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian.  If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

(viii)

Capacity of Custodian.  The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client, and the Custodian’s duty is solely to act as a Custodian in accordance with the terms of this Agreement.

(ix)

Forwarded Information.  The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Section 6(B)(iv) of this Agreement not prepared by the Custodian including the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication.

12.

SUBROGATION

To the extent permissible by law or regulation and upon the Client’s request, the Client shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by the Client, in each case to the extent that the Custodian fails to pursue any such claim or the Client is not made whole in respect of such loss, damage or claim.  Notwithstanding any other provision hereof, in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.

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13.

INDEMNITY

(A)

Indemnity to the Custodian.  Each Fund severally and not jointly agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a “Loss”), incurred by the Custodian in connection with this Agreement, except any Loss resulting from the Custodian’s negligence, wilful default, wilful misconduct or fraud.  Under no circumstances will the Client be liable to the Custodian for consequential loss or damage, even if advised of the possibility of such loss or damage.

(B)

Notice of Litigation and Right to Prosecute.  No Fund shall be liable for indemnification for losses or expenses arising out of litigation against the Custodian if the Custodian has not filed promptly to notify such Fund in writing of the commencement of any litigation or proceeding brought against the Custodian in respect of which indemnity may be sought under this Section 13(A) to the extent that such failure to notify shall have had a material adverse effect on such Fund.  With respect to claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to the Custodian, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided, however, the Custodian shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the Custodian with respect to such litigation or proceeding. If such Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Client shall reasonably prosecute such litigation or proceeding. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgment, and without each such Fund's prior written consent, which consent shall not be unreasonably withheld. The Custodian shall submit written evidence to each applicable Fund with respect to any cost or expense for which it is seeking indemnification in such form and detail as such Fund may reasonably request.  If a Fund has acknowledged in writing its obligation to indemnify the Custodian, the Fund shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian's prior written consent.

(C)

Client’s Direct Liability.  The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not relieve the Client of any of its obligations under this Agreement.

14.

LIEN AND SET OFF

(A)

Lien.  In addition to any other remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants, a continuing general lien on all Securities until the satisfaction of liabilities arising under this Agreement of the Client to the Custodian in respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement.

(B)

Set Off.  To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by the Client in connection with all liabilities arising under this Agreement against any payment obligation owed by it to the Client under this Agreement regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).

15.

FEES AND EXPENSES

The Client agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the Fee Schedule, which may be changed from time to time by the Custodian upon prior written notice to the Client, together with any other amounts payable to the Custodian under this Agreement.  The Custodian may debit the Cash Account to pay any such fees, charges and obligations.

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16.

CITIGROUP ORGANISATION INVOLVEMENT

The Client agrees and understands that any member of the Citigroup Organisation can engage as principal or otherwise in any transaction effected by the Client or by any person for its account and benefit, or by or on behalf of any counterparty or issuer.  When instructed to effect any transactions (particularly foreign exchange transactions), the Custodian is entitled to effect any transaction by or with itself or any member of the Citigroup Organisation and to pay or keep any fee, commissions or compensation as specified in the Client’s Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

17.

RECORDS AND ACCESS; REPORTS

(A)

Examination of Statements.  The Client shall examine each statement sent by the Custodian and notify the Custodian in writing within sixty (60) days of the date of such statement of any discrepancy between Instructions given by the Client and the position shown on the statement and of any other errors known to the Client.  Absent such notification, the Custodian’s liability for any loss or damage in regard to such discrepancy or errors shall not accrue beyond such sixty (60) days.

(B)

Access to Records.  The Custodian shall allow the Client, the Authorised Persons and the Client’s independent public accountants, agents or regulators reasonable access to the records of the Custodian relating to Securities or Cash as is required by the Client in connection with an examination of the books and records pertaining to the affairs of the Client and will seek to obtain such access from each Subcustodian and Clearance System.

(C)

Opinion of Independent Public Accountants.  At the request of a Fund, the Custodian shall deliver to such Fund a SAS 70 or similar report or evaluation prepared by the Custodian’s independent public accountants of the Custodian’s systems, controls and procedures with regard to its custodial operations that the Custodian makes available to clients, and upon request of a Fund the Custodian shall deliver to the Fund any similar report or evaluation it receives from a Subcustodian or Clearance System to the extent the Fund can and does make such report or evaluation available to its clients.

18.

INFORMATION

The Custodian will treat information related to the Client as confidential but, unless prohibited by law, the Client authorises the transfer or disclosure of any information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information as required by any law, court, regulator or legal process.

The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential; provided, however, that the Client may disclose this Agreement, including any Fee Schedule, to the extent required by any applicable regulatory filing or statement with the Securities and Exchange Commission or similar authority.

19.

ADVERTISING

Neither the Client nor the Custodian shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of Citigroup, Inc. or any subsidiary of Citigroup, Inc. without prior written approval from Citigroup, Inc. or the subsidiary concerned.  The Client shall not advertise or promote any service provided by the Custodian without the Custodian’s prior written consent.  Notwithstanding anything else in this Agreement, the Client may indentify the Custodian as custodian in any offering statement, prospectus or similar disclosure or information required to be provided to its investors.

20.

TERMINATION

(A)

Date of Termination.  Any party may terminate this Agreement in whole or as between itself and the other parties hereto by giving not less than sixty (60) days’ prior written notice to such other parties.

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Mirae Asset Discovery Funds

(B)

Effect on Property.  The Custodian shall deliver the Securities and Cash as instructed by the Client.  If by the termination date the Client has not given instructions to deliver any Securities or Cash, the Custodian will continue to safekeep such Securities and/or Cash until the Client provides instructions to effect a free delivery of such.  However, the Custodian will provide no other services as regard to any such Securities except to collect and hold any cash distributions.  Notwithstanding termination of this Agreement or any Instruction, the Custodian may retain sufficient Securities or Cash to close out or complete any transaction that the Custodian will be required to settle on the Client’s behalf.

(C)

Surviving Terms.  The rights and obligations contained in Sections 7, 11, 13, 14, 18, 19 and 21 of this Agreement shall survive the termination of this Agreement.

21.

GOVERNING LAW AND JURISDICTION

(A)

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York

(B)

Jurisdiction.  The Federal and State courts located in New York County in the State of New York shall have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such courts.

(C)

Venue.  Each party hereto waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 21(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

22.

MISCELLANEOUS

(A)

Entire Agreement; Amendments.  This Agreement consists exclusively of this document together with the schedules.  The Custodian may notify the Client of terms which are applicable to the provision of services in the location of a particular office and such terms shall be contained in a schedule and shall supplement this Agreement in relation to that office.  In case of inconsistency with the rest of this Agreement, such terms shall prevail in relation to that office.

Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client and the Custodian.

Notwithstanding anything else in this Section 22(A), the Fund Appendix listing each Fund for which the Custodian serves as custodian may be amended from time to time to add one or more Funds by the Client’s execution and delivery to the Custodian of an amended Fund Appendix, and the execution of such amended Fund Appendix by the Custodian. Such amendment shall take effect immediately upon execution by the Custodian subject to receipt of any documentation otherwise required by the Custodian to open any Cash Account or Securities Account and to effect any transactions or Instructions for the Fund.  The Fund Appendix also may be amended from time to time to delete any Fund by the Client’s execution and deliver to the Custodian of an amended Fund Appendix, in which case such deletion shall take effect thirty (30) days after delivery of such amendment to the Custodian, unless otherwise agreed by the Custodian and the Client in writing.

(B)

Severability.  If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

(B)

Waiver of Rights.  No failure or delay of the Client or the Custodian in exercising any right or remedy under this Agreement shall constitute a waiver of that right.  Any waiver of any right will be limited to the specific instance.  The exclusion or omission of any provision or term from this Agreement shall not be deemed to be a waiver of any right or remedy the Client or the Custodian may have under applicable law.

(C)

Capacity of a Fund.  To the extent legally possible the references to the rights and obligations of the Client in this Agreement shall mean separately each Fund with regard to its portfolio interest in Cash, Securities or other assets in connection with any Custody Account or Cash Account identified as for the Fund as if the Client has separately contracted with the Custodian by separate written instrument with respect to the Fund, and to the extent possible this Agreement shall be read consistent with each Fund separately being the Client under this Agreement.

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Mirae Asset Discovery Funds

(D)

Representative Capacity; Nonrecourse Obligations.  A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF THE CLIENT WITH REGARD TO EACH FUND IS ON FILE WITH THE SECRETARY OF THE STATE OF DELAWARE, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEE(S) OF THE CLIENT AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING ON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF THE CLIENT OR A FUND INDIVIDUALLY , BUT ARE BINDING ONLY ON THE ASSETS AND PROPERTY OF A FUND’S RESPECTIVE PORTFOLIO.  THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF THE CLIENT OR A FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF A FUND ARISING OUT OF THIS AGREEMENT.

(E)

Several Obligations of the Client and the Funds.  WITH RESPECT TO ANY OBLIGATION OF THE CLIENT ON BEHALF OF ANY FUND ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 4, 7(B), AND 13, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE FUND TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE CLIENT HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH FUND.

(F)

Recordings.  The Client and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(G)

Further Information.  The Client agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

(H)

Assignment.  No party may assign or transfer any of its rights or obligations under this Agreement without the other’s prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client.

(I)

Headings.  Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(J)

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

GCSA 2000 NY - V.11.9.2002 (Neg)                                                                                                                                                                Page 13

Mirae Asset Discovery Funds

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorised.

CITIBANK, N.A.	MIRAE ASSET DISCOVERY FUNDS

By:	By:

Name:	Name:

Title:

By:

Name:

Title:

GCSA 2000 NY - V.11.9.2002 (Neg)                                                                                                                                                                Page 14

Mirae Asset Discovery Funds